UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 11, 2006
CDW Corporation

(Exact Name of Registrant as Specified in Its Charter)

Illinois	0-21796	36-3310735

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 N. Milwaukee Ave. Vernon Hills, Illinois	60061

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 465-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.
On October 11, 2006 (the “Closing Date”), CDW Corporation (“CDW”) completed its previously announced acquisition of Berbee Information Networks Corporation (“Berbee”) pursuant to an Agreement and Plan of Merger, dated September 16, 2006, by and among CDW, CDW Acquisition Sub, Inc., a wholly owned subsidiary of CDW (“Merger Sub”), Berbee and Paul Shain and Brett Rimkus, each as an alternative Shareholders’ Representative. CDW’s acquisition of Berbee was consummated by merging Merger Sub with and into Berbee, with Berbee surviving as a wholly-owned subsidiary of CDW. On the Closing Date, CDW paid approximately $184 million in cash to acquire Berbee. A copy of the press release announcing the completion of the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued by CDW Corporation dated October 11, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION
Date: October 12, 2006	By:	/s/ Barbara A. Klein
Barbara A. Klein
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by CDW Corporation dated October 11, 2006